SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

     Filed by the Registrant                      [ X ]

     Filed by a Party other than the Registrant   [   ]

     Check the appropriate box:

     [ X ]     Preliminary Proxy Statement

     [   ]     Confidential, for Use of the Commission Only (as
               permitted by Rule 14a-6(e)(2))

     [   ]     Definitive Proxy Statement

     [   ]     Definitive Additional Materials

     [   ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                          VERSUS TECHNOLOGY, INC.

              (Name of Registrant as Specified In Its Charter)

                                   --

                 (Name of Person(s) Filing Proxy Statement
                       if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii),
               14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of
               Schedule 14A

     [   ]     $500 per each party to the controversy pursuant to
               Exchange Act Rule 14a-6(i)(3)

     [   ]     Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11

               1) Title of each class of securities to which transaction applies:

                    _______________________________________________________

               2) Aggregate number of securities to which transaction applies:

                   _______________________________________________________


               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   _______________________________________________________

               4)  Proposed maximum aggregate value of transaction:

                   _______________________________________________________

               5)  Total fee paid:

                   _______________________________________________________

          [   ]    Fee paid previously with preliminary materials

          [   ]    Check box if any part of the fee is offset as provided
                   by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
                   Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

               1)  Amount Previously Paid:

                   _______________________________________________________

               2)  Form, Schedule or Registration Statement No.:


                   _______________________________________________________

               3)  Filing Party:


                   _______________________________________________________

               4)  Date Filed:


                   _______________________________________________________

                     VERSUS TECHNOLOGY, INC.
                    A New Jersey Corporation

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    to be held on May 10, 1996



TO THE SHAREHOLDERS OF VERSUS TECHNOLOGY, INC.

     The Annual Meeting of the Shareholders of VERSUS TECHNOLOGY, INC. (the "Company") will be held at the Grand Traverse Resort, 6300 U.S. Route 31 North, Acme, Michigan 49610 on Friday, May 10, 1996 at 10:00 A.M. for the following purposes:

     (1) To elect three (3) directors of the Company to serve until the next succeeding Annual Meeting of Share holders and until their successors have been elected and have qualified.

     (2)  To approve the 1996 Incentive Stock Option Plan.

     (3) To approve an Amendment to the Company's Certificate of Incorporation.

     (4) To transact such other business as may properly come before the meeting or any adjournments.

     Only shareholders of record at the close of business on the 25th day of March, 1996 are entitled to notice of and to vote at this meeting.

                              By order of the Board of Directors

                              DEBRA A. BOYER

                              Debra A. Boyer, Secretary


April 8, 1996

The Company's 1995 Annual Report to Shareholders is Enclosed.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY
       IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED.



                            VERSUS TECHNOLOGY, INC.

                            Corporate Headquarters:

                              2320 Aero Park Court
                         Traverse City, Michigan  49686
                       Telephone Number:  (616) 946-5868

                                PROXY STATEMENT

General

     This Proxy Statement is furnished to the Stockholders of Versus Technology, Inc. ("Versus" or the "Company") in connection with the solicitation of proxies by order of the Board of Directors of the Company for the Annual Meeting of Stockholders to be held on May 10, 1996 at 10:00 A.M., Eastern Standard Time, at the Grand Traverse Resort, 6300 U.S. Route 31 North, Acme, Michigan 49610, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The approximate date on which this Proxy Statement, the enclosed Proxy and the Company's 1995 Annual Report to Shareholders will be first sent or given to Stockholders is April 8, 1996.

     The enclosed Proxy is being solicited on behalf of the Board of Directors of the Company and all costs of solicitation will be borne by the Company. Such costs include preparation, printing and mailing of the Notice of Annual Meeting of Stockholders, Form of Proxy, Proxy Statement and Annual Report on Form 10-KSB, which are herein enclosed. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company may solicit proxies personally or by telephone or facsimile. Such persons will not receive special compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for proxy material to be sent to their principals, and the Company will reimburse such persons for their reasonable expenses in so doing.

     You are requested to mark, sign and complete the accompanying Proxy and return it in the envelope provided. Proxies in such form, if duly signed and received in time for the voting, will be voted in accordance with the directions of each Stockholder. The proxy holders identified on the proxy have been selected by the Board of Directors. The proxy holders shall have the discretionary authority to vote for the election of Directors and distribute such votes among the nominees standing for election (except as otherwise instructed by a stockholder in the accompanying Proxy), for approval of the 1996 Incentive Stock Option Plan and for adoption of the Amendment to the Company's Certificate of Incorporation described herein and on any other matters that may properly come before the Annual Meeting of Stockholders.

     If the enclosed Proxy is executed and returned, it may, nevertheless, be revoked at any time before it has been exercised upon written notice to the Secretary of the Company. The proxy shall also be deemed revoked if a Stockholder is present at the Meeting and elects to vote in person.

     Each holder of the Company's common stock, par value $.01 (the "Common Stock") at the close of business on March 25, 1996 (the "Record Date") is entitled to one vote per share on each matter that comes before the meeting. With respect to each matter to be voted upon, a vote of a majority of the number of shares voting is required for approval or election. Abstentions will be counted as votes cast, but proxies submitted by brokers with a "not voted" direction will not be counted as votes cast with respect to each matter to be voted upon where such instruction is given.

     At the close of business on March 1, 1996, there were outstanding 18,485,697 shares of Common Stock, the only class of stock outstanding.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to the Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by any person who as of February 29, 1996, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of the outstanding Common Stock of the Company, the only class authorized:

Name & Address of                  Amount and Nature           Percentage of
Beneficial Owner                   Beneficially Owned        Class Outstanding

________________                  ____________________       _________________


William Harris Investors, Inc.        2,175,000(1)               11.8
2 North LaSalle Street, Suite 400
Chicago, IL  60602

Irving B. Harris                      1,050,000(2)                5.7
2 North LaSalle Street, Suite 400
Chicago, IL  60602

Jerome Kahn, Jr.                      1,325,000(2)                7.2
2 North LaSalle Street, Suite 400
Chicago, IL  60602

Anthony Low-Beer                      1,600,000(3)                8.7
c/o Mitchell Securities
100 Park Avenue
New York, NY  10017

Elliot E. Eisenberg                   1,602,728(4)                8.6
101 East 52nd Street
New York, NY  10022

BDS Capital Holdings, L.L.C.          1,097,244(5)                5.6
101 East 52nd Street
New York, NY  10022
____________________________________

(1)  As reported on Schedule 13G filed October 10, 1995.

(2) As reported on Schedule 13D filed October 10, 1995. The shares reported beneficially owned by Mr. Harris and the shares reported beneficially owned by Mr. Kahn are reported as included on the Schedule 13G filed by William Harris Investors, Inc.

(3)  As reported on Schedule 13D filed October 10, 1995 and as supplemented.

(4) As reported on Schedule 13D filed on October 10, 1995 and as supplemented. Of these shares, 100,000 may be acquired upon the exercise of warrants held.

(5) As reported on Schedule 13D filed October 10, 1995. All of these shares may be acquired upon the exercise of warrants held.

     As of September 29, 1995, the Company closed a private offering of 14,674,917 shares of common stock to various accredited investors, including certain officers and directors of the Company. By virtue of this sale, ownership of an aggregate of approximately 77.9% of the Company was sold to those persons and entities subscribing for shares in the private offering.


Security Ownership of Management

     The following table sets forth as of March 1, 1996 the beneficial ownership of the Company's Common Stock by all directors, nominees and named executive officers of the Company, and by all the Directors, nominees and executive officers of the Company as a group:

                                             Approximate No.
                                              of Shares of
                                             Common Stock
Name & Address of        Position(s)         Beneficially          Percent
Beneficial Owner         with the Company    Owned(1)              of class
__________________       ________________    _______________     _________

Gary T. Gaisser          President,              574,888(2)          3.1
                         Chief Executive
                         Officer & Director

Owen O. Freeman, Jr.     Director                136,765(3)          0.7

John G. Ross             Director                541,665(4)          2.9

Julian C. Schroeder      Director                365,000(5)          2.0

Elliot E. Eisenberg      Nominee               1,602,728(6)          8.6


All executive officers, directors and
nominees as a group (5 persons)                3,221,046(7)         17.0
_______________________________

(1) Each director has sole voting and investment power as to all shares reflected as beneficially owned by him, except as otherwise noted. Messrs. Gaisser, Freeman, Ross and Schroeder are all of the Company's present directors. The mailing address of Messrs. Gaisser, Ross, Schroeder and Eisenberg is 2320 Aero Park Court, Traverse City, Michigan 49686. The mailing address of Mr. Freeman is c/o Commonwealth State Bank, Route 332, Newtown, Pennsylvania 18940.

(2) This amount includes 509,888 shares owned by Olmsted and 50,000 shares currently acquirable by Olmsted upon exercise of an outstanding warrant issued by the Company in partial consideration for moneys lent by Olmsted to the Company during the fiscal year ended October 31, 1995. See "Certain Relationships and Related Transactions" below.

(3) This amount includes 100,000 shares currently acquirable by Mr. Freeman upon exercise of outstanding options granted pursuant to the Independent Directors Plan by the Company.

(4) This amount includes 100,000 shares currently acquirable by Mr. Ross upon exercise of outstanding options granted pursuant to the Independent Directors Plan by the Company, 30,000 shares currently acquirable upon exercise of an outstanding warrant issued by the Company in consideration for, in part, moneys lent by Mr. Ross to the Company during the fiscal year ended October 31, 1994 and 25,000 shares currently acquirable upon exercise of an outstanding warrant issued by the Company in partial consideration for monies lent by Mr. Ross to the Company during the fiscal year ended October 31, 1995. See "Certain Relationships and Related Transactions" below.

(5) This amount includes 25,000 shares currently acquirable by Mr. Schroeder under the terms of the warrant issued by the Company in consideration for, in part, monies lent by Mr. Schroeder to the Company during the fiscal year ended October 31, 1994 and 25,000 shares currently acquirable upon exercise of an outstanding warrant issued by the Company in partial consideration for monies lent by Mr. Schroeder to the Company during the fiscal year ended October 31, 1995. See "Certain Relationships and Related Transactions" below.

(6) This amount includes 100,000 shares currently acquirable by Mr. Eisenberg upon exercise of an outstanding warrant issued by the Company in partial compensation for monies loaned by Mr. Eisenberg to the Company during the fiscal year ended October 31, 1995.

(7) This amount includes 455,000 shares currently acquirable under outstanding warrants and options.


                                 PROPOSAL NO. 1
                                 ______________

                              Election of Directors

General

     The By-Laws of the Company provide that the Board of Directors consist of one or more Directors. The stockholders are being asked to elect three directors, who will comprise the entire Board of Directors of the Company, to serve for the ensuing year and until their successors are duly elected and qualified. The nominees are all current members of the Board of Directors, except for Elliot E. Eisenberg, a major shareholder of the Company. In the event that any nominee for director should become unavailable, which event the Board of Directors does not anticipate, it is intended that votes will be cast pursuant to the enclosed Proxy for such substitute nominee as may be nominated by the Board of Directors, unless otherwise indicated by the Stockholder on the Proxy.

     The Board has established a Compensation Committee, presently consisting of Owen O. Freeman, Jr. and Julian C. Schroeder, which administers the Company's stock option plans and reviews employee compensation and benefits. The Compensation Committee did not meet during the fiscal year ended October 31, 1995.

     The Board also established an Audit Committee on April 20, 1995, presently consisting of Owen O. Freeman, Jr. and John G. Ross. The Audit Committee meets with the Company officers and the independent auditors to review the Company's annual audit and financial statements. The Audit Committee did not meet during the fiscal year ended October 31, 1995.


     The Board has not established a separate nominating committee, as nominations are considered and made by the Board as a whole. The Board will consider nominees for the Board of Directors recommended by Stockholders. Stockholders desiring to make such recommendations should write directly to the Board at the Company's executive offices at 2320 Aero Park Court, Traverse City, Michigan 49686.

     The Board of Directors met nine times during the fiscal year ended October 31, 1995. During that fiscal year, each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all Committees of the Board on which he served during the period that he served.



Information Concerning Directors and Nominees for Director

     The Board of Directors presently consists of Gary T. Gaisser, John G. Ross, Owen O. Freeman, Jr., and Julian C. Schroeder. The Board has nominated Gary T. Gaisser, Julian C. Schroeder and Elliot E. Eisenberg, a major shareholder, to serve on the Board for a term of one year or until their successors are elected and shall qualify. John G. Ross and Owen O. Freeman, Jr. have decided not to stand for re-election. H. Terry Snowday, who had been elected at the last Annual Meeting, resigned early this year.

     The following information is furnished with respect to the nominees for Directors of the Company:

Nominees for Director      Age       Position(s) with the Company
_____________________      ___       ____________________________

Gary T. Gaisser             44        Director, President
                                      & Chief Executive Officer

Julian C. Schroeder         48        Director

Elliot E. Eisenberg         47        Nominee


     Gary T. Gaisser has served as President and Chief Executive Officer of the Company since January of 1995. He is also currently the Chief Executive Officer of Olmsted Engineering Co. ("Olmsted"). Mr. Gaisser has been with Olmsted since 1988. Olmsted performs contract software and hardware engineering as well as develops and sells software for precision machining applications.

     Julian C. Schroeder has served as a director of the Company since August, 1994. He has served with BDS Securities Corporation (a registered broker-dealer) since 1989, most recently as President since June of 1995. Mr. Schroeder is a director of BDS Securities Corporation and of Optical Coating Laboratories, a manufacturer of thin-film products.


     Elliot E. Eisenberg, a major stockholder, has been nominated by the Board to serve on the Board of Directors. He has served as Vice President of BDS Securities Corporation (a registered broker-dealer) since 1989.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF GARY T. GAISSER, JULIAN C. SCHROEDER, AND ELLIOT E. EISENBERG.

     There is no family relationship between any officers or directors nor are there any understandings among any officers or directors and any other person(s) pursuant to which any such officer or director was or is to be selected as such.


                            Executive Compensation


     The following table sets forth the annual compensation paid to persons serving as Officers of the Corporation during the fiscal year ended October 31, 1995. No executive officer of the Company received cash compensation for the fiscal year ended October 31, 1995 equalling or exceeding $100,000:

                        SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                       Annual Compensation(1)     Compensation
                                  ______________________________    ___________

Name & Principal        Fiscal                                        Option
   Position             Year      Salary($)   Bonus($)  Other($)      Awards
________________        ______    _________   ________  ________     ________

Gary T. Gaisser          1995      52,000          0         0           0
President and Chief      1994        -             -         -           -
Executive Officer        1993        -             -         -           -

John Mischak             1995      35,000          0       25,000     100,000
Former Chief             1994     121,154           350      0           0
Executive Officer        1993     100,248        32,250      0        567,000


Options

The only options granted to named executive officers during the year were an option to purchase 100,000 shares granted to Mr. Mischak exercisable at $.50 a share. These were the only options outstanding at year end owned by named executive officers and these options were exercisable. No options were exercised by named executive officers during the year. No options held by named executive officers had any value at year end.

Compensation of Directors

     Each Director of the Company receives a basic fee of 15,000 shares of the Company's Common Stock annually for service on the Board, plus a $100 per meeting attendance fee. The Company has no other standard or other arrangement whereby Directors are compensated for their services to the Company. The Company's By-Laws provide that Directors may be compensated as the Board of Directors may from time to time determine, and may be reimbursed for the reasonable expenses incurred in connection with the performance of their duties. All Directors receive $100 for attending each committee meeting of the Board when such meeting is held on a date other than the date of a Board meeting. In addition, on November 11, 1993, the Company adopted the Independent Directors Non-Qualified Stock Option Plan, whereby Directors who are not employees of the Company can be awarded options to purchase up to 1,000,000 shares of the Company's Common Stock. No options were granted pursuant to this program during the last fiscal year.


                 Certain Relationships and Related Transactions


     Olmsted is the principal consultant to Versus on IR-Tracking. On April 20, 1995, the Corporation entered into a Consulting Agreement with Olmsted, which is principally owned by the Company's Chief Executive Officer, Gary T. Gaisser. The Agreement runs for a one-year period, commencing on April 20, 1995. Under this Agreement, the Consultant receives an annual fee of $144,000, payable monthly. They are further entitled to a fee at the rate of $90.00 an hour for man-hours in excess of 100 hours each month.

     On July 1, 1995, the Company entered into a loan transaction with John G. Ross, Julian C. Schroeder, H. Terry Snowday, Elliot E. Eisenberg and two additional individuals who are unrelated to the Company (collectively, the "1995 Lenders") whereby the 1995 Lenders lent the Company a total of $550,000 cash (the "1995 Loan"). The Company issued promissory notes to each of the 1995 Lenders representing his or its pro rata portion of the 1995 Loan. The 1995 Loan was secured by an assignment of certain patents. As additional consideration for the 1995 Loan, the Company issued five year warrants to the Lenders to purchase a total of 275,000 shares of the Company's common stock at a purchase price of $0.50 per share (of which Olmsted and John G. Ross, Julian
C. Schroeder and H. Terry Snowday are entitled to, collectively, 125,000 shares). The warrants expire on June 30, 2000. The Company has also granted registration rights to the holders of the warrants, at the Company's expense, for each share of stock issued pursuant to an exercise of any warrant, subject to certain limitations, and also in the event the Company registers additional shares in a secondary offering. The 1995 Loan, together with the interest thereon, was repaid in full by the Company to the 1995 Lenders as of September 29, 1995. Several of these 1995 Lenders chose to immediately re-invest the proceeds of such repayment in the Company by purchasing shares of Common Stock privately offered by the Company at $.20 a share. See "Security Ownership of Certain Beneficial Owners and Management" above.

     Incident to the September 29, 1995 private placement, the Company negotiated an incentive arrangement with Olmsted, of which Gary T. Gaisser, President of Versus, is the principal shareholder. Pursuant to this arrangement, until (i) the Company has both revenues of $1,000,000 or more and positive net income (excluding non-recurring gains or losses) during the same quarter or (ii) January 31, 1997 (with an extension to July 31, 1997 under certain conditions), Olmsted would have the option to merge with Versus at $.25 a share based upon the Olmsted book value, provided the book value shall be no greater than $1.5 million. The right to merge is further conditioned upon the receipt of a fairness opinion that the fair market value of Olmsted is greater than or equal to its book value and the shareholders of Versus approve the merger.

     Julian C. Schroeder is the President and a shareholder of BDS Securities Corporation, the placement agent for the private placement. In connection with the private placement, BDS Securities Corporation, received a placement fee of $205,450 together with five-year Warrants to purchase 1,027,244 shares at $.20 a share.

     In January of 1995, John Mischak ceased to be the Chief Executive Officer and a Director of Versus. In partial consideration of his termination and waiving all claims under his Employment Agreement, Mr. Mischak received an option for 100,000 shares of Versus Common Stock at $.50 a share, exercisable until August 7, 2000. In January of 1996, H. Terry Snowday ceased to be Chairman of the Board of Directors and a Director of Versus. At the time of his departure, Mr. Snowday was also granted an option to purchase 100,000 shares of Versus Common Stock at $.50 a share, exercisable until August 7, 2000.


               Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC"). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of Forms 3, 4 and 5 furnished to the Company and written statements from Directors and Officers that no report on Form 5 is required, there are no other known failures of directors and executive officers of the Company to timely file any such form during the fiscal year ended October 31, 1995.


                                 PROPOSAL NO. 2
                                 ______________

                        Approval of the Stock Option Plan


     The Board of Directors has adopted and submitted to shareholders for their approval the 1996 Incentive Stock Option Plan, which is attached. Pursuant to this Plan, a Committee of the Board of Directors can determine to grant options to key employees of the Company for periods up to 10 years from the date of grant of up to 2,000,000 shares of the Company's Common Stock. The Company has had, over the years, a number of plans designed to provide incentive to employees. As a result of the decline in the price of the Common Stock and the termination of substantially all of the executive officers of the Corporation during the past three years, there are, at present, no options outstanding granted pursuant to any of these plans. All of the prior plans have been terminated by actions of the Board of Directors.

     Of the 2,000,000 shares made available for option grant under the Plan, approximately 1,000,000 shares are expected to be granted to the Company's President and Chief Executive Officer, Gary T. Gaisser.

     If all of the options and warrants presently outstanding were exercised by their holders, the shares made available for option grant under this Plan would constitute approximately 10% of the Company's outstanding common shares.

     The Plan would become effective on the date of adoption by shareholders and will continue for ten (10) years. Each option granted under the plan will have a duration of up to ten years from the date of the grant of the option. Options granted under the Plan must be granted at a price no lower than the current fair market value of the Common Stock on the date of grant. In the event an employee should, for any reason, terminate or be terminated as an employee of the Corporation, the option expires on the date of termination, but the Board in its sole discretion may extend this period for up to three months. If an employee should die while in the employment of the Company or become disabled, the option would be exercisable for a period of one year from the date of death. Neither of the above extension periods shall extend the option beyond its initial 10-year term.

     The tax consequences associated with the grant and exercise of incentive stock options depend upon the provisions of Internal Revenue Code, which may be changed during the course of the Plan. As of the date of adoption of the Plan, the grant of an incentive stock option does not constitute a taxable event. If the employee exercises an incentive stock option within one year of the date of grant, or if within one year of the date of exercise the employee sells the shares acquired upon exercise of the option (a "disqualifying disposition"), the difference between the purchase price and the current value of the Common Stock on the date of exercise will be taxable to the employee as ordinary income and the Company will receive a corresponding tax deduction as a business expense. Should the employee exercise the incentive stock option without making a disqualifying disposition, then the exercise of the incentive stock option will not normally constitute a taxable event to the employee, nor will the Company receive a corresponding deduction. However, the difference between the fair market value of the Common Stock on the date of exercise and the exercise price of the option may constitute a tax preference item, and effect the employee's computation of any alternative minimum tax which may be due. If the employee shall sell his shares more than one year after the date of exercise, then upon ultimate sale of the stock, the employee would incur capital gain tax on the difference between the sale price and the exercise price. Should, however, the employee have made a disqualifying disposition, the transaction will be taxed as a capital gain on the difference between the price of the stock at the time of exercise and the proceeds received from the sale of the stock.

     In the event an employee shall exercise an option at a time when there is no currently effective registration statement covering the shares, the Company's obligation to deliver shares pursuant to the option is subject to the employee providing an approved representation of investment intent, and the shares delivered by the Company may be restricted as to transfer in accordance with applicable securities laws. However, it is anticipated that the Company will file a registration statement on Form S-8 to permit delivery of unrestricted stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
                                 ______________


            Amendment of Certificate of Incorporation of the Company

     The Board of Directors has approved and submitted to shareholders for their approval an amendment to the Company's Certificate of Incorporation to increase the number of its authorized shares. The number of authorized shares of the Company's Common Stock would be increased from 25,000,000 shares to 50,000,000 shares. Currently, of the 25,000,000 shares of Common Stock outstanding, 18,485,697 are issued and outstanding and an additional 2,680,912 shares are reserved for issuance in connection with currently outstanding options and warrants.

          Under Delaware corporate law, shares of stock of a corporation may not be issued unless authorized for issuance under the corporation's certificate of incorporation, which can only be amended by vote of the stockholders. The certificate of incorporation amendment authorizing an increased number of shares is necessary in order to allow the Company to issue further shares of Common Stock, including shares to be issued in connection with the 1996 Incentive Stock Option Plan. The Company believes that an increase in authorized stock to 50,000,000 shares will allow the Company a flexibility to issue shares of Common Stock in the future in connection with future financing or otherwise commensurate with that enjoyed by other corporations.

          Although the Company currently has no plans to publicly or privately offer its common stock in the near future (except pursuant to employee benefit plans), any additional shares of Common Stock issued would reduce ratably the percentage of total ownership interest and voting power represented by each share of Common Stock currently outstanding. The holders of the Company's Common Stock do not enjoy preemptive rights.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION.



INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP served as the Company's independent certified public accountants for the fiscal year ended October 31, 1995 and is expected to be so engaged for the present fiscal year at year end. A representative of KPMG is expected to be present at the Annual Meeting of Stockholders and will be provided with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.




OTHER MATTERS

     The Board of Directors is not aware at present of any other matters which will or may come before the Annual Meeting of Stockholders and which will require a vote of the Stockholders. However, if any additional matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.


DEADLINE FOR FILING STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     The date by which proposals of Stockholders intended to be presented at the Company's 1997 Annual Meeting (and in the Proxy Statement and Proxy relating to that meeting) must be presented to the Company is December 9, 1996.


                              By Order of the Board of Directors
                              Debra A. Boyer, Secretary

                           VERSUS TECHNOLOGY, INC.

                     EMPLOYEE INCENTIVE STOCK OPTION PLAN


1.  Purpose.

     The purpose of this Employee Incentive Stock Option Plan (the "Plan") is to give officers and executive personnel ("key employees") of Versus Technology, Inc., a Delaware corporation (the "Company"), and corporations with respect to which the Company directly or indirectly controls 50% or more of the combined voting power ("subsidiaries") an opportunity to acquire shares of the common stock of the Company ("Common Stock"), to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Company and its subsidiaries.

2.     Administration.

     (a) Board of Directors. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 11(c)) to a committee (the "Committee") appointed by the Board and composed of not less than three members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 11(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised.

     (b) Powers. Within the limits of the express provisions of the Plan, the Board shall determine:

(i)   the key employees to whom awards hereunder shall be granted,

(ii)  the time or times at which such awards shall be granted,

(iii) the form and amount of the awards, and

(iv) the limitations, restrictions and conditions applicable to any such award.

In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     (c) Interpretations. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (d) Determinations. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

     (e) Nonuniform Determinations. The Board's determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.  Awards Under the Plan.

     (a)  Form.  Awards under the Plan shall be Incentive Stock Options.

     (b) Maximum Limitations. The aggregate number of shares of Common Stock available for grant under the Plan is 2,000,000, subject to adjustment pursuant to Section 7. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Incentive Stock Options may be granted under the Plan, any Incentive Stock Option under the Plan expires unexercised or is terminated, surrendered or can-celled, without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Incentive Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as an Incentive Stock Option under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Incentive Stock Option.

     (c) Ten Percent Shareholder. Notwithstanding any other provision herein contained, no key employee may receive an Incentive Stock Option under the Plan if such employee, at the time the award is granted, owns (as defined in Section 424(d) of the Internal Revenue Code, as amended (the "Code")) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent or any subsidiary, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

4.  Incentive Stock Options.

     It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Incentive Stock Options shall be in such form and upon such conditions as the Board shall from time to time determine, subject to the following:

     (a) Option Prices. The option price of each Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

     (b) Terms of Options. No Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

     (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year (under this Plan or any other plan of the Company or the parent or any subsidiary of the Company) shall not exceed $100,000.

5.  Exercise.

     (a) Exercise. Incentive Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written incentive stock option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code or regulations thereunder.

     (b)  Manner of Exercise of Options and Payment for Common Stock.
Incentive Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Incentive Stock Option is being exercised and tendering payment therefor. At the time that an Incentive Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Incentive Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee shall be delivered to the optionee.

6.  Transferability.

     No Incentive Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option or levy of attachment or similar process upon the Incentive Stock Option not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option may be exercised only by a key employee during his or her lifetime, or pursuant to Section 10(c), by his or her estate or the person who acquires the right to exercise such Incentive Stock Option upon his or her death by bequest or inheritance.


7.  Adjustment Provisions.

     The aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Incentive Stock Option, and the option price per share of each such Incentive Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this
Section 8 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

8.  Dissolution, Merger and Consolidation.

     Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Incentive Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Incentive Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to
Section 10(b) or (c), each Incentive Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

9.  Effective Date and Conditions Subsequent to Effective Date.

     The Plan shall become effective on the date of the approval of the Plan by the holders of a majority of the shares of Common Stock of the Company; provided, however, that the adoption of the Plan is subject to such shareholder approval within twelve (12) months before or after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Incentive Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

     No grant or award shall be made under the Plan more than 10 years from the earlier of the date of adoption of the Plan by the Board and shareholder approval hereof; provided, however, that the Plan and all Incentive Stock Options granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

10.  Termination of Employment.

     (a)  Each Incentive Stock Option shall, unless sooner expired pursuant to
Section 11(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof and the expiration date set forth in the applicable option agreement.

     (b) An Incentive Stock Option shall expire on the first to occur of the applicable date set forth in paragraph (a) next above and the date that the employment of the key employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Board permit an ex-employee to exercise an Incentive Stock Option after the expiration date contained in the agreement evidencing such Incentive Stock Option. Notwithstanding the preceding provisions of this paragraph, if the Board permits an ex-employee to exercise Incentive Stock Options during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Company and the ex-employee.

     (c) If the employment of a key employee with the Company terminates by reason of disability (as defined in Section 422(c)(9) of the Code and as determined by the Board) or by reason of death, his or her Incentive Stock Options shall expire on the first to occur of the date set forth in paragraph
(a) of this Section 10 and the first anniversary of such termination of employment.

11.  Miscellaneous.

     (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Board shall deem appropriate.

     (b) No Obligation To Exercise Options. The granting of an Incentive Stock Option shall impose no obligation upon an optionee to exercise such Incentive Stock Option.

     (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Incentive Stock Option granted hereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company (except to the extent provided in Section 8 hereof):

          (i) Materially increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8;

          (ii) Materially modify the class of eligible employees under the Plan;

          (iii) Materially increase benefits to any key employee who is subject to the restrictions of Section 16 of the Securities Exchange Act of 1934; or

          (iv) Effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with Section 422 of the Code or regulations issued thereunder.

No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Incentive Stock Option without the consent of the holder thereof.

     (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Incentive Stock Options will be used for general corporate purposes.

     (e) Right To Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any key employee or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such key employee or other optionee.

     (f) Rights as a Shareholder. No optionee shall have any right as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

     (g) Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave of absence.

     (h) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

          (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the 10 consecutive trading days immediately preceding such given date;

          (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and

          (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock shall be inconsistent with Section 422 of the Code or regulations thereunder.

     (i) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (1) on the date it is personally delivered to him or her or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (j) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the State of New Jersey, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

     (k) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to an Incentive Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.